BRITISH
COLUMBIA

NUMBER: **592958**

COMPANY ACT

CERTIFICATE OF INCORPORATION

I Hereby Certify *that*

QUICKSILVER VENTURES INC.

has this day been incorporated under the *Company Act*

Issued *under my hand at Victoria, British Columbia*

on September 23, 1999

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA